Exhibit 5.1

                  Opinion of Brown & Wood LLP as to legality
                       (including consent of such firm)

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                                                                 Exhibit No. 5.1








                                        February 8, 2000



Finance America Securities, LLC
16802 Aston Street
Irvine, California  92606


                  Re:      Finance America Securities, LLC
                           Registration Statement on Form S-3
                           ----------------------------------


Ladies and Gentlemen:

          We will act as counsel for Finance America Securities, LLC, a Delaware limited liability company (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes," and together with the Certificates, the "Securities"). The Securities are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to a prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and "Prospectus Supplement," respectively), which will be filed with the Commission pursuant to Rule 424 under the Securities Exchange Act. As set forth in the Registration Statement, each Series of Certificates will be issued under either (a) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee") and a Servicer (the "Servicer") to be identified in the Prospectus Supplement for such Series of Certificates or (b) under a separate trust agreement (each, a "Trust Agreement") between the Company and an owner trustee to be identified in the Prospectus Supplement for such Series of Certificates (an "Owner Trustee"), pursuant to which a trust (the "Trust") will be created. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Trust and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee").

          We have examined copies of the Company's Certificate of Formation, Limited Liability Company Agreement, the form of Pooling and Servicing Agreement, the form of Trust Agreement, the form of Indenture (each as incorporated by reference as an exhibit to the Registration Statement) and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

               (1) When any Pooling and Servicing Agreement or Trust Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trustee or the Owner Trustee, as applicable, any Servicer, if applicable, and any other party thereto, such Pooling and Servicing Agreement or Trust Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (2) When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee or Owner Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, as applicable, and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

               (3) When any Indenture relating to a Series of Notes has been duly and validly authorized by all necessary action on the part of the Trust and has been duly executed and delivered by the Trust, the Indenture Trustee and any other party thereto, such Indenture will constitute a legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (4) When a Series of Notes has been duly authorized by all necessary action on the part of the Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Indenture Trustee for such Series in accordance with the terms of the related Indenture and issued and delivered against payment therefor as described in the Registration Statement, such Series of Notes will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Indenture.

          We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Federal Income Tax Considerations" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

          In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

          We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Federal Income Tax Considerations" in the Base Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.

                                        Very truly yours,

                                        /s/ Brown & Wood LLP

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                                  Exhibit 8.1

             Opinion of Brown & Wood LLP as to certain tax matters
                       (including consent of such firm)
                           (included in Exhibit 5.1)

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                                 Exhibit 23.1

                          Consent of Brown & Wood LLP
                           (included in Exhibit 5.1)

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                                 Exhibit 24.1

                               Power of Attorney
                            (included on page II-4)